UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 FORM 8-K
                              CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
    Date of Report (Date of earliest event reported):  January 24, 2006

                         TECH/OPS SEVCON, INC.
          (Exact Name of Registrant as Specified in Charter
     De1aware                      1-9789             04-2985631
(State or Other Jurisdiction    (Commission         (IRS Employer
of Incorporation)                File Number)     Identification No.)

                          155 Northboro Road
                  Southborough, MA                 01772
       (Address of Principal Executive Offices)  (Zip Code)
                          (508) 281-5510
       (Registrant's telephone number, including area code)
                           Not Applicable
    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/_/	Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)
/_/	Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)
/_/	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
/_/	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
GRANT OF RESTRICTED STOCK TO DIRECTORS
On January 24, 2006, the Compensation Committee (the Committee) of the Board of Directors of Tech/Ops Sevcon, Inc. (the Company) approved the grant of 2,000 shares of restricted stock pursuant to the Company's 1996 Equity Incentive Plan (the Plan) to each non-employee director of the Company who was elected at the 2006 Annual Meeting of Stockholders of the Company or whose term of office will continue after the 2006 Annual Meeting.

The restricted shares will fully vest the day before the 2007 Annual Meeting of Stockholders of the Company, provided that they will fully vest upon the recipient's death or Disability or upon a Change of Control. If the recipient's service as a director of the Company is terminated for any reason other than the recipient's death or Disability, any unvested shares will be forfeited and returned to the Company,unless the Committee determines otherwise in its discretion.
***
Under the Plan, restricted shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the recipient until they vest. Each recipient is entitled to receive any dividends or other distributions made with respect to restricted shares and to vote restricted shares.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On January 24, 2006, the Registrant issued a press release announcing earnings for the fiscal quarter ended December 31, 2005. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits
99.1	Press release issued by the registrant on January 24, 2006 is furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TECH/OPS SEVCON, INC.

Dated: January 26, 2006 By:        /s/ Raymond J. Thibault Jr.
                                   Raymond J. Thibault Jr.
                                   Assistant Treasurer


Exhibit  99.1

Tech/Ops Sevcon Inc.
155 Northboro Road
Southborough, MA 01772
Telephone (508) 281 5510

News Release

For release: Immediately
For further information contact: Paul McPartlin


TECH/OPS SEVCON REPORTS IMPROVED FIRST QUARTER RESULTS
Southborough, Mass. January 24, 2006.... Tech/Ops Sevcon, Inc. (AMEX symbol TO)
reported net income of $160,000, or $.05 per share, for the first fiscal quarter ended December 31, 2005. Net income increased by $140,000, or $.04 per share, from $20,000, or $.01 per share, for the comparable period last year. Sales in the first quarter were $7,821,000 compared to $7,542,000 for the comparable period last year, an increase of 4%. Volumes shipped were 9% ahead of the prior year period, partially offset by foreign currency fluctuations which decreased reported revenues by 5%.

Operating income for the first quarter was $244,000, an increase of $224,000 compared to the first quarter of last year. Gross profit increased by $205,000, mainly due to higher sales volumes, offset by foreign currency fluctuations. Operating expenses were $19,000 lower than the prior year. This was mainly due to a decrease arising from foreign currency fluctuations of $175,000 partly offset by increased engineering spend on new products.

Tech/Ops Sevcon, Inc. is a world leader in the design, manufacture and marketing of microprocessor based controls for electric vehicles. The controls are used to vary the speed and movement of vehicles, to integrate specialized functions, and to prolong the shift life of the vehicles' batteries. Sevcon supplies customers throughout the world from its operations in the United Kingdom, the USA, France, and the Far East, and through an international dealer network. The Company's customers are manufacturers of fork lift trucks, aerial lifts, mining vehicles, airport tractors, sweepers, and other battery powered vehicles.

First Quarter 2006 Financial Highlights (unaudited)
(in thousands except per share data)
                                     Three months ended
                                      -----------------
                                 December 31     January 1
                                        2005          2005
                                        ----          ----
Net sales                             $7,821        $7,542
                                      ------        ------
Operating income                         244            20
Income before income taxes               246            30
Net income                            $  160        $   20
                                       ------        ------
Basic income per share                $  .05        $  .01
                                       ------        ------
Diluted income per share              $  .05        $  .01
                                       ------        ------
Cash dividend per share               $  .03        $  .03
                                       ------        ------
Average shares outstanding - basic     3,127         3,125
                                       ------        ------

Summarized Balance Sheet Data
(in thousands of dollars)
                                               December 31,     September 30,
                                                      2005               2005
                                                (unaudited)     (derived from
                                                                      audited
                                                                   statements)
                                                 ----------      -------------
Cash and cash equivalents                          $    602          $  1,130
Receivables                                           5,926             6,193
Inventories                                           3,957             3,737
Prepaid expenses and other current assets             1,082               915
                                                 ----------      -------------
Total current assets                                 11,567            11,975
Long-term assets                                      4,428             4,471
                                                 ----------      -------------
Total assets                                       $ 15,995          $ 16,446
                                                 ----------      -------------

Other current liabilities                          $  5,447          $  5,824
Deferred taxes                                           33                33
Stockholders' investment                             10,515            10,589
                                                 ----------      -------------
Total liabilities and stockholders' investment     $ 15,995          $ 16,446
                                                 ----------      -------------